UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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PARK-OHIO HOLDINGS CORP.

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PARK-OHIO HOLDINGS CORP.
23000 Euclid Avenue
Cleveland, Ohio 44117
Notice of 2006 Annual Meeting of Shareholders
          The 2006 annual meeting of shareholders of Park-Ohio Holdings Corp., an Ohio corporation (the “Company”), will be held at The Cleveland Botanical Garden, 11030 East Boulevard, Cleveland, Ohio 44106, on Thursday, May 25, 2006, at 3 P.M., Cleveland Time (“Annual Meeting”). The purposes of the meeting are:

1.	To elect three directors to serve until the 2009 Annual Meeting of shareholders;

2.	To approve the amendment of the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan, the terms of which are described in the accompanying Proxy Statement;

3.	To approve the Park-Ohio Holdings Corp. Annual Cash Bonus Plan, the terms of which are described in the accompanying Proxy Statement; and

4.	To act on other matters that are properly brought before the Annual Meeting or any adjournments, postponements or continuations thereof.
      The Board of Directors set March 31, 2006 as the record date for the Annual Meeting. This means that owners of Common Stock at the close of business on that date are entitled to (1) receive notice of the meeting and (2) vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.
      You are invited to attend the Annual Meeting and urged to mark, sign and return the proxy card in the enclosed envelope, regardless of whether you expect to attend the Annual Meeting. No postage is required if mailed in the United States. Your proxy will not be used if you attend the Annual Meeting and vote in person. If you attend the Annual Meeting, you may be asked to present a valid picture identification.

By Order of the Board of Directors

Robert D. Vilsack
Secretary and General Counsel
April 14, 2006

Proxy Statement for Annual Meeting of Shareholders To Be Held On May 25, 2006
GENERAL INFORMATION
ELECTION OF DIRECTORS
PRINCIPAL SHAREHOLDERS
CERTAIN MATTERS PERTAINING TO THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
Summary Compensation Table
PROPOSAL NO. 2 SECOND AMENDMENT AND RESTATEMENT OF THE PARK-OHIO HOLDING CORP. AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN
PROPOSAL NO. 3 APPROVAL OF THE PARK-OHIO HOLDINGS CORP. ANNUAL CASH BONUS PLAN
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
ANNUAL REPORT
PARK-OHIO HOLDINGS CORP. AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN
ANNUAL CASH BONUS PLAN

PARK-OHIO HOLDINGS CORP.
23000 Euclid Avenue
Cleveland, Ohio 44117
Proxy Statement for
Annual Meeting of Shareholders
To Be Held On May 25, 2006
GENERAL INFORMATION
      The Board of Directors is furnishing this proxy statement in order to solicit proxies on its behalf to be voted at the Annual Meeting of shareholders of the Company (the “Annual Meeting”). The Annual Meeting will be held at The Cleveland Botanical Garden, 11030 East Boulevard, Cleveland, Ohio 44106 on Thursday, May 25, 2006, at 3 P.M., Cleveland Time, and any and all adjournments, postponements or continuations thereof.
      Proxy materials are first being mailed to shareholders on or about April 14, 2006. A shareholder giving a proxy may revoke it, without affecting any vote previously taken, by a later appointment received by the Company prior to the Annual Meeting or by giving notice to the Company in writing or in open meeting. Attendance at the meeting will not in itself revoke a proxy. Shares represented by properly executed proxies will be voted at the meeting. If a shareholder has specified how the proxy is to be voted with respect to a matter listed on the proxy, it will be voted in accordance with such specifications. If no specification is made, the executed proxy will be voted “FOR” the election of the nominees for directors, “FOR” the amendment of the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (the “1998 Plan”) and “FOR” the adoption of the Park-Ohio Holdings Corp. Annual Cash Bonus Plan (the “Bonus Plan”).
      The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting is March 31, 2006. As of March 31, 2006, there were issued and outstanding 10,944,853 shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”). Each share is entitled to one vote on each matter presented at the Annual Meeting. The Company’s Articles of Incorporation do not provide for cumulative voting in the election of directors. The affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting is required to elect Matthew V. Crawford, Kevin R. Greene and Ronna E. Romney as directors of the Company to serve until the 2009 annual meeting of shareholders. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required to approve each of the amendment of the 1998 Plan and the adoption of the Bonus Plan.
      So far as the Company is aware, no matters other than those described in this proxy statement will be presented to the Annual Meeting for action on the part of the shareholders. If any other matters are properly brought before the meeting, of which we did not have notice of on or prior to February 28, 2006, or that applicable law otherwise permits proxies to vote on a discretionary basis, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates thereon in accordance with their best judgment. Abstentions and broker non-votes will be counted as present at the meeting for purposes of determining a quorum, but will not be counted as voting, except as otherwise required by law and indicated herein.
      The cost of soliciting proxies, including the charges and expenses incurred by brokerage firms and other persons for the forwarding of proxy materials to the beneficial owners of such shares, will be borne by the Company. Proxies may be solicited by officers and employees of the Company by letter, by telephone or in person. Such individuals will not be additionally compensated but may be reimbursed by the Company for reasonable out-of-pocket expenses incurred in connection therewith. In addition, the Company has retained Morrow & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies and will pay such firm a fee, estimated to be approximately $5,500, plus reimbursement of out-of-pocket expenses.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
General
      The authorized number of directors of the Company is presently fixed at nine, divided into three classes of three members. The directors of each class are elected for three-year terms so that the term of office of one class of directors expires at each annual meeting. Proxies may only be voted for the nominees identified in the section entitled “Nominees for Election.”
      The class of directors to be elected in 2006, who will hold their positions for a term of three years and until the election of their successors, has been fixed at three. Unless otherwise directed, the persons named in the accompanying proxy will vote the proxies received by them (unless authority to vote is withheld) in favor of electing to that class: Matthew V. Crawford, Kevin R. Greene and Ronna E. Romney, all of whom have been previously elected as directors by you. If any nominee is not available at the time of election, the proxy holders may vote in their discretion for a substitute or such vacancy may be filled later by the Board. The Company has no reason to believe any nominee will be unavailable.
      Lewis E. Hatch, Jr. and Lawrence O. Selhorst were originally in the class of directors whose term was to expire at the Annual Meeting. However, Messrs. Hatch and Selhorst each indicated that he would not stand for re-election at the Annual Meeting. Accordingly, Messrs. Hatch and Selhorst were moved to the class of directors whose term is to expire at the 2008 annual meeting of shareholders, and Mr. Green and Ms. Romney were moved to the class of directors to be elected at the Annual Meeting. Messrs. Hatch and Selhorst have tendered their resignations as directors of the Company effective as of the Annual Meeting. As a result of these resignations, effective with our Annual Meeting, two vacancies will exist in the class of directors whose term expires in 2008. The Board of Directors intends to conduct a search for suitable candidates for director to fill the vacancies created by the resignations of Messrs. Hatch and Selhorst as soon as practicable following the Annual Meeting.
Vote Required and Recommendation of The Board of Directors
      The affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting is required to elect Matthew V. Crawford, Kevin R. Greene and Ronna E. Romney as directors of the Company to serve until the 2009 annual meeting of shareholders.
      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” MATTHEW V. CRAWFORD, KEVIN R. GREENE AND RONNA E. ROMNEY AS DIRECTORS.

Biographical Information
      Information is set forth below regarding the nominees for election and the directors who will continue in office as directors of the Company after the Annual Meeting, including their ages, principal occupations during at least the past five years and other directorships presently held. Also set forth is the date each was first elected as a director of the Company.

Nominees for Election

		Principal Occupation
Name	Age	and Other Directorships

Matthew V. Crawford (a)	36	Director of the Company since 1997; President and Chief Operating Officer since 2003; Senior Vice President of the Company from 2001 to 2003; Assistant Secretary and Corporate Counsel of the Company from February 1995 to 2001; President of Crawford Group, Inc. (a management company for a group of manufacturing companies) since 1995; Mr. E. Crawford is the father of Mr. M. Crawford.
Kevin R. Greene (b,d)	47	Director of the Company since 1998; Chairman and Chief Executive Officer of KR Group LLC (international investment banking money management and consulting firm) since 1992; Managing Partner of Cru Capital Management LLC (money management company) since 2005; Managing Partner of NG Capital Partners LLC (money management company) since 2005; Chairman and Chief Executive Officer of Capital Resource Holdings L.L.C. (pension consultant) from 1999 through 2004; formerly a management consultant with McKinsey & Company (consulting firm).
Ronna E. Romney (d)	62	Director of the Company since 2001; former political and news commentator for radio and television; author; U.S. Senate Candidate for Michigan 1996; former Chairwoman of the President’s Commission for White House Fellowships; former Chairwoman of the President’s Commission for White House Scholars; former Commissioner on the President’s National Advisory Council on Adult Education; Lead Director and Chairwoman of the Corporate Governance and Nominating Committee of Molina Healthcare, Inc.

Directors Continuing In Office with Term Expiring in 2007

		Principal Occupation
Name	Age	and Other Directorships

Patrick V. Auletta (b,d)	55	Director of the Company since 2004; President Emeritus of KeyBank National Association (financial services company) since 2005; President of KeyBank National Association from 2001 to 2004; has over 34 years of banking experience at KeyBank. Trustee of Cleveland Clinic Foundation.
Dan T. Moore III (d)	66	Director of the Company since 2003; Chief Executive Officer of Dan T. Moore Co. and related companies (Soundwich, Flow Polymers, Impact Ceramics LLC and Team Wendy) (research and development of advanced materials) since 1969. Director of Invacare Corporation and Hawk Corporation.
James W. Wert (a,b,c,d)	59	Director of the Company since 1992 and Vice Chairman of the Company since 2002; Chief Executive Officer and President since 2003 and Vice President from 2000 to 2002, Clanco Management Corporation (registered investment advisor); formerly Senior Executive Vice President and Chief Investment Officer of KeyCorp (financial services company) from 1995 to 1996 and Chief Financial Officer, KeyCorp and predecessor companies from 1990 to 1995. Director of Continental Global Group, Inc., Marlin Business Services Corp. and Clanco Management Corp.

Directors Continuing in Office With Term Expiring in 2008

		Principal Occupation
Name	Age	and Other Directorships

Edward F. Crawford (a)	66	Director, Chairman and Chief Executive Officer of the Company since 1992 and President of the Company from 1997 to 2003; Chairman, Crawford Group, Inc. (a management company for a group of manufacturing companies) since 1964; Director of Continental Global Group, Inc.
Lewis E. Hatch, Jr. (b,c,d)	79	Director of the Company since 1992; Business Consultant since 1993; former director of ImageMax, Inc. (image storage service company) from 1997 to 2002 and Chairman from September 1998 to June 1999; former Director of Teleflex, Inc. (designer and manufacturer of high performance products) from 1976-1999; former Chairman and Chief Operating Officer, Rusch International (international medical device company) from 1985 to 1992.
Lawrence O. Selhorst (c,d)	73	Director of the Company since 1995; Chairman since 1968 and Chief Executive Officer and President from 1968 to 2001 of American Spring Wire Corp. (spring wire manufacturer); former Chairman of the Board of RB&W Corporation (fastener manufacturer and distributor) from September 1992 to March 1995.

 a Member, Executive Committee
 b Member, Audit Committee
 c Member, Compensation Committee
 d Member, Nominating and Corporate Governance Committee

PRINCIPAL SHAREHOLDERS
      The following table sets forth certain information with respect to beneficial ownership of the Common Stock of the Company by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; (ii) each director or director nominee of the Company; (iii) each Named Executive Officer (as defined below) individually; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the information is as of February 28, 2006, and the nature of beneficial ownership consists of sole voting and investment power.

	Shares of
	Common Stock		Shares Acquirable	Percent
Name of Beneficial Owner	Currently Owned		Within 60 Days(1)	of Class

Patrick V. Auletta	6,000		—	*
Edward F. Crawford	1,956,138	(a)(b)	300,000	20.1
Matthew V. Crawford	996,701	(b)(c)	275,000	11.3
Richard P. Elliott	12,500		5,000	*
Patrick W. Fogarty	32,795	(d)	—	*
Kevin R. Greene	4,000		16,300	*
Lewis E. Hatch, Jr.	51,060		—	*
Dan T. Moore, III	5,000		9,500	*
Ronna E. Romney	4,000		8,200	*
Lawrence O. Selhorst	4,000		43,750	*
Robert D. Vilsack	3,000		15,000	*
James W. Wert	100,000		44,500	1.3
FMR Corp.	1,030,032	(f)	—	9.4
GAMCO Investors, Inc.	1,388,774	(e)	—	12.7
Private Management Group, Inc.	654,616	(g)	—	6.0
Directors and executive officers as a group (12 persons)	3,078,093		717,250	32.5

 *  Less than one percent.

(1)	Reflects the number of shares that could be purchased by exercise of options vested at February 28, 2006 or within 60 days thereafter.

(a)	The total includes 1,794,394 shares over which Mr. E. Crawford has sole voting and investment power, 22,500 shares owned by L’Accent de Provence of which Mr. E. Crawford is President and owner of 25% of its capital stock and over which Mr. E. Crawford shares voting and investment power, 17,000 shares owned by EFC Properties, Inc. of which Mr. E. Crawford is the President and has sole voting and investment power, and 9,500 shares owned by Mr. E. Crawford’s wife as to which Mr. E. Crawford disclaims beneficial ownership. The total includes 15,643 shares held under the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries as of February 28, 2006. The address of Mr. E. Crawford is the business address of the Company.

(b)	Includes an aggregate of 97,101 shares over which Messrs. E. Crawford and M. Crawford have shared voting power and investment power, consisting of: 44,000 shares held by a charitable foundation; 11,700 shares owned by Crawford Container Company; and 41,401 shares owned by First Francis

Company, Inc. These 97,101 shares are included in the beneficial ownership amounts reported for both Mr. E. Crawford and Mr. M. Crawford. The address of Mr. M. Crawford is the business address of the Company.

(c)	Total includes 899,600 shares over which Mr. M. Crawford has sole voting and investment power.

(d)	Total also includes 1,131 shares held under the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries as of February 28, 2006.

(e)	Based on information set forth on Amendment No. 17 to Schedule 13D as filed with the Securities and Exchange Commission (“SEC”) on December 7, 2005. Includes 1,064,074 shares held by GAMCO Investors, Inc., 321,000 shares held by Gabelli Funds, LLC, 700 shares held by Gabelli Foundation, Inc., and 3,000 shares held by MJG Associates Inc., as of December 2, 2005. GGCP, Inc. is the ultimate parent holding company for the above listed companies, and Mr. Mario J. Gabelli is the majority shareholder of GGCP, Inc. Each of the foregoing has the sole power to vote or direct the vote and sole power to dispose or direct the disposition of the reported shares, except that GAMCO Investors, Inc. does not have the authority to vote 42,000 of the reported shares. The foregoing companies provide securities and investment related services and have their principal business office at One Corporate Center, Rye, New York 10580.

(f)	Based on information set forth on Schedule 13G as filed with the SEC on February 14, 2006, FMR Corp., a parent holding company, as of December 31, 2005, through its subsidiaries, is the beneficial owner of 1,030,032 shares, with the sole power to vote or direct the vote of 36,200 shares. Mr. Edward C. Johnson 3d and FMR Corp., through its control of various subsidiaries and/or funds, each has sole power to dispose of 993,832 shares owned by funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds. These powers reside with the Boards of Trustees for the funds. FMR Corp. and its subsidiaries are located at 82 Devonshire Street, Boston, Massachusetts 02109.

(g)	Based on information set forth on Amendment No. 1 to Schedule 13G as filed with the SEC on February 10, 2006, Private Management Group, Inc. is an investment adviser that, as of December 31, 2005, has the sole power to vote, direct the vote, dispose or direct the disposition of 654,616 shares. Private Management Group, Inc. is located at 20 Corporate Park, Suite 400, Irvine, California 92606.
Section 16(a) Beneficial Ownership Reporting Compliance
      Based upon a review of filings, we believe that all of the directors and executive officers complied during fiscal year 2005 with the requirements of Section 16(a) of the Securities and Exchange Act of 1934, with the exception of Dan T. Moore III, who filed a Form 5 on February 2, 2006, reporting the ownership of 1,000 shares of the Company’s Common Stock on May 22, 2003, which should have been reported on a Form 3 when Mr. Moore was appointed as a director of the Company, and Patrick W. Fogarty, who filed a Form 4 on July 7, 2005, reporting the sale of 336 shares of the Company’s Common Stock on April 6, 2005, for the payment of a tax liability associated with the vesting of restricted shares pursuant to the 1998 Plan.

CERTAIN MATTERS PERTAINING TO THE BOARD OF DIRECTORS AND
CORPORATE GOVERNANCE
Corporate Governance
      The Board believes that there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer and President, as directors. The current Board members include seven independent directors (including two of the nominees).
      Director Independence. Each of our directors, other than Messrs. E. Crawford and M. Crawford, qualify as “independent” in accordance with the published listing requirements of the National Association of Securities Dealers, Inc. (the “NASD”). The NASD independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NASD listing requirements, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and management.
      In addition, as required by NASD listing requirements, the members of the Audit Committee each qualify as “independent” under special standards established by the SEC for members of audit committees. The Audit Committee also includes at least one independent member who the Board has determined meets the qualifications of an “audit committee financial expert” in accordance with SEC rules. Patrick V. Auletta is the independent director who has been determined to be an audit committee financial expert. Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Auletta’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Auletta any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.
      Code of Business Conduct and Ethics. All directors, officers and employees of the Company must act ethically at all times and in accordance with the policies comprising the Company’s Code of Business Conduct and Ethics. A copy of the code is available, without charge, upon written request to: Secretary, Park-Ohio Holdings Corp., 23000 Euclid Ave., Cleveland, Ohio 44117. A copy of the code is also available on the Company’s website at www.pkoh.com. We intend to disclose any amendment to, or waiver from, the Code of Business Conduct and Ethics by posting such amendment or waiver, as applicable, on our website
Board of Directors and Committees
      Board Committees and Charters. The Board currently has, and appoints the members of, Audit, Compensation, Nominating and Corporate Governance and Executive Committees. Each member of the Audit, Compensation and Nominating and Corporate Governance Committees is an independent director in accordance with the NASD listing requirements. The Audit Committee has a written charter approved by the Board.

      Audit Committee. The Audit Committee consists of Messrs. Auletta, Greene, Hatch and Wert, with Mr. Auletta as its chairman. The Audit Committee assists the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent auditors. In 2005, the Audit Committee held six meetings. The responsibilities and activities of the Audit Committee are described in greater detail in “Audit Committee Report” and the Audit Committee Charter. The Audit Committee Charter is available on the Company’s website at www.pkoh.com.
      Compensation Committee. The Compensation Committee consists of Messrs. Hatch, Selhorst and Wert, with Mr. Selhorst as its chairman. The Compensation Committee reviews and approves salaries, performance-based incentives and other matters relating to executive compensation, and administers the Company’s stock option plans, including reviewing and granting stock options to executive officers. The Compensation Committee also reviews and approves various other Company compensation policies and matters. The Compensation Committee held two meetings in 2005 and also acted by written consent. For more information, see “Compensation Committee Report.”
      Executive Committee. The Executive Committee consists of Messrs. E. Crawford, M. Crawford and Wert, with Mr. Wert as its chairman. The Executive Committee may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee or to other persons and except as limited by Ohio law and the Company’s Regulations. The Executive Committee held no meetings in 2005, but acted by written consent.
      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Messrs. Auletta, Greene, Hatch, Moore, Selhorst, Wert and Ms. Romney, with Mr. Wert as its chairman, and consists of all of the Company’s independent directors, in accordance with NASD listing requirements. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating and Corporate Governance Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. This assessment includes issues of diversity in numerous factors such as: age; understanding of and achievements in manufacturing, technology, finance and marketing; and international experience and culture. These factors, and any other qualifications considered useful by the Nominating and Corporate Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Corporate Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess. The Nominating and Corporate Governance Committee establishes procedures for the nomination process, recommends candidates for election to the Board and also nominates officers for election by the Board. The Nominating and Corporate Governance Committee has not yet adopted a written charter but has a resolution regarding the nomination process.
      Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In general, candidates for nomination to the Board are suggested by Board members or by employees. The Nominating and Corporate Governance Committee will consider candidates proposed by shareholders. The Nominating and Corporate Governance Committee evaluates candidates proposed by shareholders using the same criteria as for other candidates. Any shareholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include (1) complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience and particular fields of expertise, (2) an indication of the nominee’s consent to serve as a director of the Company if elected, and (3) the reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director of the Company, and should be addressed to the Secretary of the Company at 23000 Euclid Avenue, Cleveland, Ohio 44117.
      The Nominating and Corporate Governance Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance. The Nominating and Corporate Governance Committee also reviews and assesses the effectiveness of the Board’s Code of Business Conduct and Ethics and recommends to the Board proposed revisions to the code. In addition, the Nominating and Corporate Governance Committee reviews shareholder proposals and makes recommendations to the Board for action on such proposals.
      Pursuant to the NASD listing requirements, all of the members of the Nominating and Corporate Governance Committee met without the presence of management directors four times during 2005.
      Attendance at Board, Committee and Annual Shareholders’ Meetings. The Board held four meetings in 2005. All directors are expected to attend each meeting of the Board and the committees on which he or she serves. In 2005, no director attended less than 75% of the meetings of the Board and the committees on which he or she served. Directors are expected to attend the Annual Meeting, and seven directors attended the 2005 annual meeting of shareholders.
Shareholder Communications
      The Board believes that it is important for shareholders to have a process to send communications to the Board. Accordingly, shareholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to the Secretary of the Company at 23000 Euclid Avenue, Cleveland, Ohio 44117. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.
Compensation of the Board of Directors
      The Company compensates non-employee directors for serving on the Board of Directors and reimburses them for expenses incurred in connection with Board of Directors meetings. During 2005, each non-employee director received as an annual retainer a grant of 2,000 restricted shares of Common Stock. The restricted shares were granted in accordance with the Company’s Amended and Restated 1998 Long-Term Incentive Plan. The non-employee directors also received a $2,000 fee per Board meeting attended, or a $500 fee per Board meeting attended telephonically, and a $500 fee per audit committee meeting attended. Mr. Wert received an annual reimbursement of $1,449 for a club membership.

Company Affiliations with the Board of Directors and Nominees
      The following affiliation exists between the Company and nominees or directors:
      Mr. Auletta served as President of KeyBank National Association from 2001 to 2004 and is currently President Emeritus of KeyBank. The Company has a secured $200,000,000 revolving credit facility with J. P. Morgan Chase Bank, N.A. (successor by merger to Bank One, N.A.), as lead arranger and lender. KeyBank is a participant in this credit facility in the amount of approximately $38 million as syndication agent and lender. KeyBank received interest income and fee income during 2005 from the Company.
Compensation Committee Interlocks and Insider Participation
      The members of the Company’s Compensation Committee during 2005 were Messrs. Hatch, Selhorst and Wert. No current or former officer or employee of the Company served on the Compensation Committee during 2005.

EXECUTIVE COMPENSATION
Summary of Compensation
      The following table sets forth the respective amounts of compensation paid to the Chairman of the Board and Chief Executive Officer and the four other highest paid executive officers of the Company (collectively, the “Named Executive Officers”) for each of the years indicated.
Summary Compensation Table

					Long-Term
	Annual Compensation				Compensation

				Other	Restricted	Securities
				Annual	Stock	Underlying
Name and				Compensation	Awards	Options/	All Other
Principal Position	Year	Salary($)	Bonus($)	($)(1)	($)(2)	SARs(#)(3)	Compensation($)(4)

Edward F. Crawford	2005	750,000	1,011,340			25,000	58,637
Chairman of the Board	2004	750,000	806,480			—	58,537
and Chief Executive Officer	2003	750,000	304,000			—	57,339
Matthew V. Crawford	2005	275,000	75,000	86,284		25,000	5,144
President and	2004	250,000	50,000			—	5,044
Chief Operating Officer	2003	218,750	25,000			—	4,926
Richard P. Elliott	2005	300,000	75,000			5,000	5,252
Vice President and	2004	300,000	30,000			—	5,152
Chief Financial Officer	2003	285,417	10,000			—	5,052
Patrick W. Fogarty	2005	220,000	60,000			5,000	5,162
Director of Corporate	2004	220,000	30,000		28,410	—	5,062
Development	2003	210,000	10,000			—	4,962
Robert D. Vilsack	2005	220,000	50,000			5,000	5,162
Secretary and	2004	200,000	30,000		28,410	—	5,002
General Counsel	2003	190,000	25,000			25,000	4,008

(1)	Other annual compensation for 2005 includes dues for club memberships totaling $84,034 for Mr. M. Crawford.

(2)	Dollar amount represents the value, as of the date of grant, of restricted shares of Common Stock granted to each of Messrs. Fogarty and Vilsack. The number of restricted shares and the value of the restricted shares at December 30, 2005 held by each of Messrs. Fogarty and Vilsack at the end of the last fiscal year was 3,000 and $42,300, respectively. The restricted shares vest to the extent of 33 1/3% of the subject shares after one year from the date of grant, 66 2/3 % after two years from the date of grant and 100% after three years from the date of grant. Dividends are paid on restricted shares to the same extent that dividends are paid on Common Stock.

(3)	Reflects the number of shares of Common Stock covered by stock options granted during the years shown. No stock appreciation rights (“SARs”) were granted to the Named Executive Officers during the years shown.

(4)	For the year ended December 31, 2005, all other compensation includes: (a) contributions made by the Company under the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries in the amount of $4,200 for each Named Executive Officer; and (b) life, accidental and long-term disability insurance premiums along with imputed insurance costs in the amount of $54,437 for Mr. E. Crawford, $944 for Mr. M. Crawford, $1,052 for Mr. Elliott, $962 for Mr. Fogarty and $962 for Mr. Vilsack.

Stock Based Compensation, Including Options
      The 1998 Plan permits the granting of stock options (either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code or nonstatutory stock options), stock appreciation rights, restricted shares, performance shares or stock awards. The 1998 Plan is administered by the Compensation Committee of the Board of Directors, which has authority to select officers and key employees to be participants and to determine the type and number of awards to be granted.
      The number of shares currently available for grant under the 1998 Plan shall not exceed 1,650,000, subject to adjustment under certain circumstances when the number of outstanding shares changes. The amendment to the 1998 Plan, which is subject to approval by the shareholders at the Annual Meeting (see Proposal No. 2 below), will increase the number of shares to 2,650,000 that are available for grant under the 1998 Plan. The option price for stock options granted under the 1998 Plan is fixed by the Compensation Committee, but in no event will it be less than the fair market value of the Common Stock on the date of grant. The 1998 Plan continues in effect until terminated by the Board of Directors.
      The Compensation Committee granted stock options to the Named Executive Officers under the 1998 Plan during 2005. The following table sets forth information regarding the grant of options to the Named Executive Officers in 2005.
Option/SAR Grants in 2005

	Individual Grants				Potential Realizable
					Value
		% of Total			at Assumed Annual
		Options/			Rates of
	Number of	SARs			Stock Price
	Securities	Granted to			Appreciation for
	Underlying	Employees	Exercise or		Option Term(3)
	Options/SARs	in Fiscal	Base Price	Expiration
Name	Granted (#)(1)	Year	($/sh)(2)	Date	5% ($)	10% ($)

Edward F. Crawford	25,000	24.0	14.90	5/2/2015	234,675	592,275
Matthew V. Crawford	25,000	24.0	14.90	5/2/2015	234,675	592,275
Richard P. Elliott	5,000	4.8	14.90	5/2/2015	46,935	118,455
Patrick W. Fogarty	5,000	4.8	14.90	5/2/2015	46,935	118,455
Robert D. Vilsack	5,000	4.8	14.90	5/2/2015	46,935	118,455

(1)	The options become exercisable to the extent of 33 1/3% of the subject shares after one year from date of grant, 66 2/3 % after two years from date of grant, and 100% after three years from date of grant.

(2)	The exercise or base price per share represents the closing price of the Common Stock on the Nasdaq National Market on the day of grant.

(3)	The assumed rates of appreciation are not intended to represent either past or future appreciation rates with respect to the Common Stock. The rates are prescribed in the applicable SEC rules for use by all companies for the purpose of this table.

      The following table sets forth information regarding the value of unexercised options as of December 31, 2005.
Aggregated Option/SAR Exercises in 2005
and December 31, 2005 Option/SAR Values

			Number of	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			December 31, 2005	December 31, 2005
	Shares	Value	#	$
	Acquired	Realized	Exercisable/	Exercisable/
Name	on Exercise	$	Unexercisable	Unexercisable(1)

Edward F. Crawford	—	—	300,000/25,000	3,657,000/—
Matthew V. Crawford	—	—	275,000/25,000	3,352,250/—
Richard P. Elliott	—	—	5,000/5,000	60,950/—
Patrick W. Fogarty	29,000	646,990	—/5,000	—/—
Robert D. Vilsack	—	—	11,667/13,333	120,237/84,363

(1)	The “Value of Unexercised In-the-Money Options/ SARs at December 31, 2005” was calculated by determining the difference between the fair market value of the underlying Common Stock at December 30, 2005 (the closing price of the Common Stock on the Nasdaq National Market on December 30, 2005 was $14.10) and the exercise price of the option. An option is “In-the-Money” when the fair market value of the underlying Common Stock exceeds the exercise price of the option.
Compensation Committee Report
      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2005.
What is the Company’s philosophy of executive officer compensation?
      The Committee has structured its executive compensation program to support the objectives and entrepreneurial culture of the Company. The Company’s compensation program for executives consists of three key elements:

•	a base salary,

•	a performance-based annual bonus, and

•	periodic grants of stock based compensation (options, restricted shares, etc.).
      Under this approach, a substantial proportion of executive pay (bonus and stock-based compensation) is “at risk.” The variable annual bonus is based, in significant part, on Company performance. Stock-based compensation relates a significant portion of long-term remuneration directly to stock price appreciation and aligns the interests of executives with the interests of the Company’s shareholders. We believe that this three-part approach best serves the interests of the Company and its shareholders.
      Base salary. Base salaries for the Company’s executive officers, other than the Chief Executive Officer, including any annual or other adjustments, are determined after taking into account recommendations by the Chief Executive Officer, after considering such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer and the length of the officer’s service.

      Annual Bonus. Awards of annual bonuses to executive officers, other than the Chief Executive Officer, are determined after taking into account recommendations by the Chief Executive Officer. In making his recommendations, the Chief Executive Officer considers the performance of the Company in meeting financial targets and each executive’s individual efforts unrelated to Company financial performance. The financial targets are based on one or more of the following business criteria:

•	net income,

•	earnings before interest, taxes, depreciation and amortization,

•	return on assets,

•	earnings per share, or

•	any combination of the above.
      Stock-Based Compensation. Awards of stock-based compensation to executive officers, other than the Chief Executive Officer, are determined after taking into account recommendations by the Chief Executive Officer.
      All decisions to grant stock-based awards are in the sole discretion of the Compensation Committee. While such awards typically vest over a three-year period, awards granted to certain executive officers may have shorter vesting periods.
How is the Company’s Chief Executive Officer compensated?
      Mr. Crawford received a base salary of $750,000 for 2004. After review, the Compensation Committee determined that Mr. Crawford’s salary should not be increased for 2005.
      Mr. Crawford is eligible to receive an annual bonus and stock-based compensation. Annual bonuses for Mr. Crawford are generally based upon the Company meeting certain performance targets. The Compensation Committee determined that the performance target for net income was met and Mr. Crawford was awarded a bonus in the amount of $1,011,340 for the year ended December 31, 2005. Mr. Crawford received an award of stock-based compensation in the form of 25,000 stock options in 2005.
How is the Company addressing Internal Revenue Code limits on deductibility of compensation?
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly-compensated executive officers as of the end of any fiscal year. However, the status exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.
      The Compensation Committee believes that it is generally in the Company’s best interests to attempt to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Board and the Compensation Committee have expressly reserved the authority to award non-deductible compensation in appropriate circumstances.
      During 2005, the members of the Compensation Committee were:

Lewis E. Hatch, Jr.
Lawrence O. Selhorst, Chairman
James W. Wert

PROPOSAL NO. 2
SECOND AMENDMENT AND RESTATEMENT OF THE PARK-OHIO HOLDING CORP. AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN
      As described under “Executive Compensation — Stock Based Compensation, Including Options” herein, the Company has in effect the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (as previously defined, the “1998 Plan”) pursuant to which certain employees of the Company and its subsidiaries have been granted awards. The 1998 Plan was originally approved by the shareholders of the Company at the May 28, 1998 annual meeting of shareholders. An amendment to the 1998 Plan to increase the number of shares available for award to 1,650,000 and increase the limit to 500,000 the number of shares that may be granted to any individual participant in any one calendar year was approved by shareholders of the Company at the May 24, 2001 annual meeting of shareholders.
      The 1998 Plan provides an opportunity for employees and directors of the Company and its subsidiaries to participate, through share ownership, in the long-term success and growth of the Company. This participation enhances the Company’s ability to attract and retain persons with desired abilities, provides additional incentives for such persons and furthers the common interests of employees and shareholders of the Company.
      In March 2006, the Board of Directors of the Company approved, subject to shareholder approval, additional amendments to the 1998 Plan (the “Amendments”). The principal change to the 1998 Plan is the addition of 1,000,000 shares. At the same time, the Amendments described below and certain other technical and clarifying changes are being made.
Summary of the Amendments
      A summary of the proposed Amendments is set forth below, followed by a description of the terms of the 1998 Plan. The full text of the 1998 Plan is attached to this Proxy Statement as Appendix A, and the summary is qualified in its entirety by reference to Appendix A.
      Stock Subject to the 1998 Plan. The Amendments increase the number of shares of Common Stock which may be awarded under the 1998 Plan by 1,000,000 shares. The 1998 Plan currently authorizes the issuance of 1,650,000 shares of Common Stock and, if the shareholders approve the proposed 1,000,000 share increase, the aggregate number of shares of Common Stock that may be issued, delivered or made subject to awards under the 1998 Plan, will be 2,650,000 shares of Common Stock.
      The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the 1998 Plan. The Amendments address this recent development by providing that, to the extent applicable, it is intended that the 1998 Plan and any awards made under the 1998 Plan comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
Summary of the 1998 Plan
      Plan Participants. All employees and directors of the Company and its direct and indirect subsidiaries and other persons whose selection the Compensation Committee determines to be in the best interests of the Company are eligible to receive awards. At present, there are approximately 3,000 persons who are eligible to participate in the 1998 Plan, including the Named Executive Officers.

      Plan Administration. The 1998 Plan is administered by the Compensation Committee, which has authority to interpret the 1998 Plan, to grant waivers of 1998 Plan restrictions and to adopt such rules, regulations and policies for carrying out the 1998 Plan as it may deem necessary or proper in order to further the purposes of the 1998 Plan. In particular, the Compensation Committee has the authority to (i) select participants, (ii) determine the number and type of awards to be granted, (iii) determine the terms and conditions, not inconsistent with the terms of the 1998 Plan, to any award granted, (iv) interpret the terms and provisions of the 1998 Plan and any award granted, (v) prescribe the form of any agreement or instrument executed in connection with any award, and (vi) establish, amend and rescind such rules, regulations and policies for the administration of the 1998 Plan as it may deem advisable from time to time.
      Awards Available under the 1998 Plan. Awards under the 1998 Plan may be in the form of stock options (either “incentive stock options” within the meaning of Section 422 of the Code or nonstatutory stock options), stock appreciation rights (“SARs”), restricted shares, performance shares or stock awards.
      Stock options will be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Compensation Committee, provided that no stock options will be exercisable more than ten years after the date of grant. The exercise price of any option may not be less than the fair market value of a share of Common Stock on the date of the grant. Participants may pay the exercise price of a stock option in cash, Common Stock, or a combination of cash and Common Stock.
      SARs entitle the recipient to receive a payment, in cash or Common Stock, equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price to the fair market value on the date of exercise or surrender. SARs may be granted either separately or in conjunction with other awards granted under the 1998 Plan. Any SAR related to a nonstatutory stock option may be granted at the same time such option is granted or at any time thereafter before exercise or expiration of such option. Any SAR related to an incentive stock option must be granted at the same time such option is granted. Any SAR related to an option will be exercisable only to the extent the related option is exercisable and such SAR (or the applicable portion thereof) will terminate and will no longer be exercisable upon the termination or exercise of the related option. Similarly, upon exercise of a SAR as to some or all of the shares of Common Stock covered by a related option, the related option shall be canceled automatically to the extent of the SARs exercised, and such shares of Common Stock will not thereafter be eligible for grant.
      Restricted shares of Common Stock may be awarded in such numbers and at such times as the Compensation Committee determines. Awards of restricted shares will be subject to such terms, conditions or restrictions as the Compensation Committee deems appropriate including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or financial performance of the Company. The period of vesting and forfeiture restrictions will be established by the Compensation Committee at the time of grant, except that no restriction period may be less than 12 months. During the period in which any restricted shares are subject to forfeiture restrictions, the Compensation Committee may, in its discretion, grant to the participant to whom such shares have been awarded all or any of the rights of a shareholder with respect to such restricted shares, including the right to vote such shares and to receive dividends with respect to such shares.
      Awards may be made in the form of performance shares, which are shares of Common Stock that are earned only after the attainment of predetermined performance targets as established by the Compensation Committee at the time an award is made. A performance target shall be based upon one or any combination of the following: (i) revenues of the Company; (ii) operating income of the Company; (iii) net income of the Company; (iv) earnings per share; (v) the Company’s return on equity; (vi) cash flow of the Company;

(vii) Company shareholder total return; (viii) return on assets; (ix) return on investment; (x) asset turnover; (xi) liquidity; (xii) capitalization; (xiii) stock price; (xiv) expenses; (xv) operating profit and margin; (xvi) retained earnings; (xvii) market share; (xviii) sales to targeted customers; (xix) customer satisfaction; (xx) quality measures; (xxi) productivity; (xxii) safety measures; or (xxiii) educational and technical skills of employees. The Compensation Committee shall be permitted to make adjustments when determining the attainment of a performance target to reflect extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in the Company’s financial statements, as long as any such adjustments are made in a manner consistent with Section 162(m) of the Code to the extent applicable. Awards of performance shares made to participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and provisions of such awards will be interpreted in a manner consistent with that intent to the extent appropriate. The foregoing provisions of this paragraph are also applicable to awards of restricted shares to the extent such awards of restricted shares are subject to the financial performance of the Company. At the end of the applicable performance period, performance shares will be converted into shares of Common Stock (or cash or a combination of shares of Common Stock and cash) and distributed to participants based upon the applicable performance entitlement. Award payments made in cash rather than the issuance of shares will not, by reason of such payment in cash, result in additional shares being available under the 1998 Plan.
      Awards may be made in shares of Common Stock or on a basis valued in whole or in part by reference to, or otherwise based upon, shares of Common Stock. Stock awards will be subject to conditions established by the Compensation Committee.
      Shares Available for Issuance. Subject to adjustment in the event of any change in the number of outstanding shares by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or capital stock of the Company, the aggregate number of shares of Common Stock which may be awarded under the 1998 Plan is 2,650,000, assuming the amendment to the 1998 Plan described in this Proxy Statement is adopted by the shareholders, all of which may be incentive stock options. No more than 500,000 shares shall be the subject of awards to any individual participant in any one calendar year. Shares issuable under the 1998 Plan may consist of authorized and unissued shares of Common Stock or shares of Common Stock held in treasury.
      Effect of a Change in Control. In the event of a Change in Control (as defined in the 1998 Plan) of the Company, and except as the Board may expressly provide otherwise, (i) all stock options or SARs then outstanding will become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable, (ii) all restrictions and conditions of all awards of restricted shares then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all awards of performance shares will be deemed to have been fully earned as of the date of the Change in Control.
      Amendment of the 1998 Plan. The Board may amend, suspend or terminate the 1998 Plan at any time, provided that no such action shall be taken that would impair the rights under an outstanding award without the participant’s consent. Similarly, the Board may amend the terms of any outstanding award, prospectively or retroactively, but no such amendment shall impair the rights of any participant without the participant’s consent and no such amendment shall have the effect, with respect to any employee subject to Section 162(m) of the Code, of increasing the amount of any award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for such participant.

      Non-Assignability. Except as may be otherwise provided in the relevant award agreement, no award or any benefit under the 1998 Plan will be assignable or transferable, or payable to or exercisable by, anyone other than the participant to whom it was granted.
      Duration of the 1998 Plan. The 1998 Plan shall continue in effect until terminated by the Board, at which time all outstanding awards shall remain outstanding in accordance with their applicable terms and conditions.
      Compliance with Section 409A of the Code. The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the 1998 Plan. To the extent applicable, it is intended that the 1998 Plan and any awards made thereunder comply with the provisions of Section 409A of the Code. The 1998 Plan and any awards made thereunder will be administrated in a manner consistent with this intent, and any provision that would cause the 1998 Plan or any award made thereunder to fail to satisfy Section 409A will have no force and effect until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the consent of participants).
      Plan Benefits. It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 1998 Plan because the grant and actual pay-out of awards under the 1998 Plan are discretionary.
Certain Federal Income Tax Consequences
      The following summary generally describes the principal federal income tax consequences under current tax laws of certain events under the 1998 Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Company, nor does it describe foreign, state or local tax consequences.
      No income will result to a participant upon the grant or exercise of an incentive stock option (“ISO”) provided that (i) there is no disposition of stock received upon exercise of an ISO within two years from the date the ISO is granted or within one year from the date the ISO is exercised (the “ISO holding periods”); and (ii) the participant is an employee of the Company or a subsidiary of the Company at all times during the period commencing on the date of grant and ending on the date three months (or one year in the case of a participant who is totally and permanently disabled) prior to the date of exercise.
      In the event of a disposition of stock received upon exercise of an ISO after the ISO holding periods have been satisfied, any gain or loss, equal to the difference between the amount realized upon such disposition and the option price, generally will be taxable as capital gain or loss. In the event of a disposition of stock received upon exercise of an ISO prior to the expiration of the ISO holding periods, the participant will recognize ordinary income equal to the excess of the fair market value of such stock at the time of exercise (or the amount realized upon such disposition, if less) over the option price. If the amount realized upon such disqualifying disposition exceeds the fair market value of such stock at the time of exercise, the excess will be taxable as capital gain.
      The Company will not be entitled to a tax deduction upon the grant or exercise of an ISO. In the event that a participant recognizes ordinary income as a result of a disposition of stock received upon exercise of an ISO prior to the expiration of the ISO holding periods, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

      No income is recognized upon the grant of a nonstatutory stock option to a participant. The participant recognizes ordinary income upon exercise of the nonstatutory stock option equal to the excess of the fair market value of the stock received upon exercise of the stock option on the date of exercise over the option price. Such ordinary income is subject to withholding if the participant is an employee. The participant’s tax basis in these shares will be their fair market value when purchased. On subsequent sale of such shares, gain or loss will be recognized in an amount equal to the difference between the tax basis thereof and the amount realized on such sale.
      A participant will not be taxed upon the award of a SAR. Upon exercise of the SAR, the participant will recognize ordinary income equal to the amount of cash received and the Company will be entitled to a corresponding deduction. In the event a participant receives shares upon the exercise of a SAR, the participant will recognize ordinary income equal to the value of the shares at such time. If the participant is an employee, any ordinary income recognized upon the exercise of a SAR is treated as wages subject to withholding.
      A participant generally will not recognize taxable income upon the grant of restricted shares, and the recognition of any income will be postponed until the time that the restrictions on the shares lapse, at which time the participant will recognize ordinary income (subject to withholding if the participant is an employee) equal to the fair market value of the restricted shares at the time that such restrictions lapse. A participant may elect to be taxed at the time of the grant of restricted stock and, if this election is made, the participant will recognize ordinary income equal to the fair market value of the restricted shares at the time of grant determined without regard to any of the restrictions thereon.
      When performance shares are earned and stock is issued therefor, a participant will realize ordinary income (subject to withholding if the participant is an employee) equal to the fair market value of the performance shares.
      A participant will recognize ordinary income upon the receipt of a stock award (other than an award of performance shares or restricted shares) equal to the fair market value of such stock on the date of such award. If the participant is an employee, any ordinary income recognized as a result of a stock award is treated as wages subject to withholding.
      The Company generally will be entitled to a deduction equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes ordinary income with respect to nonstatutory stock options, restricted stock, performance shares, stock appreciation rights and stock awards.
Vote Required and Recommendation of the Board of Directors
      The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required to amend the 1998 Plan to increase the number of shares available for award under the 1998 Plan and to amend the 1998 Plan in order to comply with Section 409A of the Code.
      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE 1998 PLAN.

PROPOSAL NO. 3
APPROVAL OF THE PARK-OHIO HOLDINGS CORP. ANNUAL CASH BONUS PLAN
      The Board of Directors recommends a vote for approval of the Park-Ohio Holdings Corp. Annual Cash Bonus Plan (as previously defined, the “Bonus Plan”). The purpose of the Bonus Plan is to attract and retain key executives for the Company and its subsidiaries and to provide such persons with incentives for superior performance. Incentive bonus payments made under the Bonus Plan are intended to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Code and Section 1.162-27 of the Treasury Regulations promulgated thereunder. Generally, Section 162(m) prevents a company from receiving a federal income tax deduction for compensation paid to any one of the five most highly compensated executive officers in excess of $1 million for any year, unless that compensation is performance-based. One of the requirements of “performance-based compensation” for purposes of Section 162(m) is that the compensation be paid pursuant to a plan that has been approved by the Company’s shareholders.
      The principal change required by Section 162(m) is that the Compensation Committee of the Board of Directors would no longer have the same flexibility under the Bonus Plan as in the past to exercise discretion in making adjustments to meet individual circumstances and reflect the outcome of performance objectives. The Bonus Plan will require the Compensation Committee to use goals and formulas that could be verified by an independent third party, without the exercise of discretion, except to reduce the amount of compensation that might otherwise be payable under the Bonus Plan.
      In March 2006, the Board of Directors approved the Bonus Plan, subject to shareholder approval. Subject to approval of the Bonus Plan by shareholders, the Compensation Committee of the Board of Directors has established performance goals for 2006 based on the Company’s net income.
      A summary of the terms of the Bonus Plan is set forth below. The full text of the Bonus Plan is attached to this Proxy Statement as Appendix B, and the summary is qualified in its entirety by reference to Appendix B.
Summary of the Bonus Plan
      A summary of the terms of the Bonus Plan is set forth below. The full text of the Bonus Plan is attached to this Proxy Statement as Appendix B, and the summary is qualified in its entirety by reference to Appendix B.
      Administration. The Bonus Plan shall be administered by the Compensation Committee of the Board of Directors or any other committee appointed by the Board of Directors to administer the Bonus Plan (the “Committee”) (consisting of at least two directors, each of whom must be an “outside director” within the meaning of Section 162(m)). In administering the Bonus Plan, the Committee shall have full power and authority to interpret and administer the Bonus Plan and shall have the exclusive right to establish Management Objectives (as defined below) and the amount of incentive bonuses payable upon achievement of such objectives.
      Eligible Executive. Participation in the Bonus Plan will be limited to an “Eligible Executive,” which is defined as the Company’s Chief Executive Officer and any other executive officer of the Company designated by the Committee.
      Management Objectives. An Eligible Executive’s right to receive a bonus under the Bonus Plan depends on achievement of certain specified performance goals, referred to as Management Objectives. Management

Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Eligible Executive or of the subsidiary, division, department or function within the Company or subsidiary in which the Eligible Executive is employed. The Management Objectives shall be limited to specified levels of, growth in or relative peer company performance in: earnings per share; return on invested capital; return on total capital; return on assets; return on equity; total shareholder return; net income; revenue; cash flow or operating profit; and productivity improvement.
      Awards. Not later than the 90th day of each fiscal year of the Company, the Committee shall establish the Management Objectives for each Eligible Executive and the amount of incentive bonus payable (or formula for determining such amount) upon full achievement of the specified Management Objectives. The Committee may further specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no incentive bonus payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives. The Committee may not modify any terms of awards established, except to the extent that after such modification the incentive bonus would continue to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Code.

The Committee retains the discretion to reduce the amount of any incentive bonus that would be otherwise payable to an Eligible Executive (including a reduction in such amount to zero).

Notwithstanding any other provision of the Bonus Plan to the contrary, in no event shall the incentive bonus paid to an Eligible Executive under the Bonus Plan for a year exceed $3.0 million.
      Committee Certification. As soon as practicable after the end of each fiscal year of the Company, the Committee shall determine whether the Management Objective has been achieved and the amount of the incentive bonus to be paid to each Eligible Executive for such fiscal year and shall certify such determinations in writing.
      Effective Date. Subject to its approval by the shareholders, the Bonus Plan shall become effective March 31, 2006, and shall remain effective until the first shareholders’ meeting in 2011, subject to any further shareholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m) of the Code. The Board of Directors, however, may terminate the Bonus Plan, on a prospective basis only, at any time.
      Bonus Plan Benefits. Since the Bonus Plan affords the Committee discretion in establishing target bonuses (subject to the $3.0 million annual limit per person noted above), it is not possible to determine the amount of the benefits that may become payable under the Bonus Plan. If the Bonus Plan had been in effect for fiscal 2005, the bonus that would have been payable to the Chief Executive Officer would have been approximately $1,011,340. If the Bonus Plan is not approved by shareholders, no bonuses will be paid under such plan.
Federal Income Tax Consequences
      Under present federal income tax law, a Bonus Plan participant will be taxed at ordinary income rates on the amount of any payment received pursuant to the Bonus Plan. Generally, and subject to the provisions of Section 162(m), the Company will receive a federal income tax deduction corresponding to the amount of income recognized by a Bonus Plan participant.

Vote Required and Recommendation of the Board of Directors
      The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required to approve the Bonus Plan.
      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BONUS PLAN.
Equity Compensation Plan Information
      The following table provides information about the Common Stock that may be issued under the Company’s equity compensation plan as of December 31, 2005.

	Number of		Number of Securities
	Securities to be	Weighted-Average	Remaining Available for
	Issued Upon	Exercise Price of	Future Issuance Under
	Exercise Price of	Outstanding	Equity Compensation Plans
	Outstanding Options	Options, Warrants	(Excluding Securities
Plan Category	Warrants and Rights	and Rights	Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	997,751	$3.55	82,400
Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	997,751	$3.55	82,400

(1)	Includes the 1998 Plan.

AUDIT COMMITTEE
Audit Committee Report
      The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. The Committee selects the independent auditors. The Committee is composed of four directors, each of whom is independent as defined under the NASD listing requirements and SEC rules. Currently, the Audit Committee is composed of Messrs. Hatch, Auletta, Greene and Wert. The Committee operates under a written charter adopted by the Board of Directors.
      Management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.
      In connection with these responsibilities, the Committee met with management and Ernst & Young LLP to review and discuss the audited consolidated financial statements for the year ended December 31, 2005. The Committee discussed with Ernst & Young LLP their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has received the written disclosures and the letter from Ernst & Young LLP required by Rule 3600T of the Public Company Accounting Oversight Board, which adopted on an interim basis, Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with Ernst & Young LLP its independence from management and has considered the compatibility of nonaudit services with the auditors’ independence.
      The Committee meets with the internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

The Audit Committee
Lewis E. Hatch, Jr.
Patrick V. Auletta, Chairman
Kevin R. Greene
James W. Wert

Independent Auditor Fee Information
Audit and Non-Audit Fees
      The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements in each of the last two fiscal years:

	2005	2004

Audit fees	$1,007,000	$1,214,000

Audit-related fees	$60,000	$58,000

Tax fees	$86,000	$65,000

All other fees	$0	$0

	$1,153,000	$1,337,000
      Fees for audit services included fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits required internationally, services associated with the Company’s issuance of 8.375% Senior Subordinated Notes due 2014 and the audit of management’s assessment of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees principally included fees in connection with pension plan audits and accounting consultations. Tax fees included fees in connection with tax compliance and tax planning services.

Pre-approval policy
      In accordance with SEC rules issued pursuant to the Sarbanes-Oxley Act of 2002, which were effective as of May 6, 2003 and require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by the Company’s independent auditor, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by the Company’s independent auditor prior to the commencement of the specified services.
      One hundred percent of the services described in “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were pre-approved by the Audit Committee in accordance with the Company’s formal policy on auditor independence.
Independent Auditors
      Representatives of Ernst & Young LLP will have an opportunity to make a statement at the Annual Meeting, if they so desire, and will be available to respond to appropriate shareholders’ questions.

PERFORMANCE GRAPH
     The graph and chart set forth below compare the cumulative total shareholder return of the Company’s Common Stock for the five years ended December 31, 2005 to (a) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) and (b) the S&P SmallCap Performance 600. In all cases shown, the chart assumes the investment of $100 on December 29, 2000 and the reinvestment of all dividends. If the year-end interval, based on a calendar year-end, is not a trading day, the previous day is used.
     The Company has chosen the data represented in the S&P SmallCap Performance 600 Index as an index of issuers with similar market capitalizations because the Company does not believe it can reasonably identify a peer group or select an appropriate published industry or line-of-business index. Such industry or line-of-business indices are comprised primarily of either retailers or manufacturers whose business is not substantially similar to the Company’s businesses.
Comparison of Five-Year Cumulative Total Returns
Performance Graph for
PARK-OHIO HOLDINGS CORP.
Produced on 3/16/06 including data to 12/31/05

	12/2000	12/2001	12/2002	12/2003	12/2004	12/2005

Park-Ohio Holdings Corp.	100.0	65.1	85.3	151.8	529.4	289.2

Nasdaq Stock Market (US Companies)	100.0	79.3	54.8	82.0	89.2	91.1

S&P SmallCap Performance 600	100.0	105.7	89.5	123.1	149.7	159.7

(1)	The index is issued by the University of Chicago Graduate School of Business, Center for Research in Security Prices.

CERTAIN TRANSACTIONS
      Park-Ohio Industries, Inc. or General Aluminum Mfg. Company (“General Aluminum”), a wholly-owned subsidiary of the Company, leases space in three buildings in Conneaut, Ohio: (a) a 91,300 square foot facility owned by a company owned by Mr. M. Crawford, at a monthly rent of $30,400; (b) an additional 70,000 square foot attached facility owned by the same company, at a monthly rent of $10,000; and (c) a separate 50,000 square foot facility owned by the spouse of Mr. E. Crawford, at a monthly rent of $4,000. In addition, General Aluminum leases a 125,000 square foot facility in Huntington, Indiana from a company owned by Mr. E. Crawford, at a monthly rent of $13,000.
      Park-Ohio Products, Inc., a wholly-owned subsidiary of the Company, leases a 150,000 square foot facility in Cleveland, Ohio at a monthly rent of $28,464. This facility is owned by a company whose shareholder is Mr. M. Crawford.
      The Company believes that the foregoing transactions, all approved by the Company’s directors, were all on terms at least as favorable to the Company as if negotiated on an arm’s-length basis with unrelated third parties.
SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
      2007 Proposals. Any shareholder who intends to present a proposal to include in the proxy materials for the 2007 annual meeting of shareholders must comply with Rule 14a-8 of the Exchange Act. To have the proposal included in the Company’s proxy statement and form of proxy for that meeting, the shareholder must deliver the proposal in writing by December 15, 2006 to the Secretary of the Company, at 23000 Euclid Avenue, Cleveland, Ohio 44117.
      Advance Notice Procedures. Under the Company Regulations, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or otherwise brought before the meeting by or at the direction of the Board of Directors or by a shareholder who has delivered written notice to the Secretary of the Company not less than sixty days nor more than ninety days before the meeting. If there was less than seventy-five days notice or prior public disclosure of the date of the meeting given or made to the shareholders, then in order for the notice by the shareholder to be timely it must be received no later than the close of business on the fifteenth day after the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
ANNUAL REPORT
      The Annual Report of the Company for the year ended December 31, 2005 is being mailed to each shareholder of record with this Proxy Statement. Additional copies may be obtained from the undersigned.

PARK-OHIO HOLDINGS CORP.

ROBERT D. VILSACK
Secretary and General Counsel
April 14, 2006

Appendix A
PARK-OHIO HOLDINGS CORP.
AMENDED AND RESTATED
1998 LONG-TERM INCENTIVE PLAN

1.	PURPOSES
      The purposes of the Park-Ohio Holdings Corp. 1998 Long-Term Incentive Plan (the “Plan”) are to promote the long-term growth and performance of Park-Ohio Holdings Corp. (the “Company”) and its subsidiaries by providing an opportunity for employees and directors of the Company and its subsidiaries to participate through share ownership in the long-term growth and success of the Company, enhancing the Company’s ability to attract and retain persons with desired abilities, providing additional incentives for such persons and furthering the identity of interests of employees and shareholders of the Company.

2.	DEFINITIONS
      (a) “Award” means any form of stock option, stock appreciation right, restricted shares, share or share-based award or performance share granted to a Participant under the Plan.
      (b) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.
      (c) “Board” means the Board of Directors of the Company.
      (d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
      (e) “Committee” means the Compensation Committee of the Company’s Board, or such other committee of the Board that is designated by the Board to administer the Plan, provided that the Committee shall be constituted so as to satisfy any applicable legal requirements, including the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 162(m) of the Code or any respective successor rule.
      (f) “Fair Market Value” means the closing price of Shares as reported on the Nasdaq Stock Market for the date in question, provided that if no sales of Shares were made on the Nasdaq Stock Market on that date, the closing price of Shares as reported on the Nasdaq Stock Market for the preceding day on which sales of Shares were made on the Nasdaq Stock Market shall be used.
      (g) “Participant” means any employee or director of the Company or its direct or indirect subsidiaries or any other person whose selection the Committee determines to be in the best interests of the Company, to whom an Award is made under the Plan.
      (h) “Shares” means the Common Stock, par value $1.00 per share, of the Company.

3.	SHARES AVAILABLE FOR AWARDS
      Subject to adjustment as provided in Section 11 below, the aggregate number of Shares which may be awarded under the Plan shall be 2,650,000, all of which may be incentive stock options. No more than 500,000 Shares shall be the subject of Awards to any individual Participant in any one calendar year. Shares issuable under the Plan may consist of authorized and unissued Shares or treasury Shares.

      Any Shares issued by the Company through the assumption or substitution of outstanding grants previously made by an acquired corporation or entity shall not reduce the Shares available for Awards under the Plan. If any Shares subject to any Award granted under the Plan are forfeited or if such Award otherwise terminates without the issuance of such Shares or payment of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan as if such Shares had not been subject to an Award.

4.	ADMINISTRATION
      The Plan shall be administered by the Committee, which shall have full power and authority to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and policies for carrying out the Plan as it may deem necessary or proper in order to further the purposes of the Plan. In particular, the Committee shall have the authority to (i) select Participants to receive Awards, (ii) determine the number and type of Awards to be granted, (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any Award granted, (iv) interpret the terms and provisions of the Plan and any Award granted, (v) prescribe the form of any agreement or instrument executed in connection with any Award, and (vi) establish, amend and rescind such rules, regulations and policies for the administration of the Plan as it may deem advisable from time to time.

5.	AWARDS
      The Committee shall determine the type(s) of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 5. Awards may be made singly, in combination, in tandem or in exchange for a previously granted Award, and also may be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity.
      (a) Stock Options. Awards may be made in the form of stock options, which may be incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options not intended to qualify under Section 422 of the Code. Incentive stock options may be granted only to employees. The aggregate Fair Market Value (determined at the time the option is granted) of Shares as to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by the Code from time to time). The exercise price of stock options granted under the Plan shall be not less than 100% of Fair Market Value on the date of the grant. A stock option granted under the Plan shall be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee, provided that no stock option shall be exercisable more than ten years after the date of grant. A participant may pay the exercise price of a stock option in cash, Shares or a combination of cash and Shares. The Committee shall establish appropriate procedures for accepting Shares in payment of the exercise price of a stock option and may impose such conditions as it deems appropriate on such use of Shares.
      (b) Stock Appreciation Rights. Awards may be granted in the form of stock appreciation rights (“SARs”). SARs shall entitle the recipient to receive a payment, in cash or Shares, equal to the appreciation in market value of a stated number of Shares from the price stated in the Award Agreement to the Fair Market Value on the date of exercise or surrender. SARs may be granted either separately or in conjunction with other Awards granted under the Plan. Any SAR related to a nonstatutory stock option may be granted at the same time such option is granted or any time thereafter before exercise or expiration of such option. Any

SAR related to an incentive stock option must be granted at the same time such option is granted. Any SAR related to an option shall be exercisable only to the extent the related option is exercisable. In the case of any SAR related to any option, the SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related option. Similarly, upon exercise of an SAR as to some or all of the Shares covered by a related option, the related option shall be canceled automatically to the extent of the SARs exercised, and such Shares shall not thereafter be eligible for grant. The Committee may impose such conditions or restrictions upon the exercise of any SAR as it shall deem appropriate.
      (c) Restricted Shares. Awards may be granted in the form of restricted Shares in such numbers and at such times as the Committee shall determine. Awards of restricted Shares shall be subject to such terms, conditions or restrictions as the Committee deems appropriate including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or financial performance of the Company. The period of vesting and forfeiture restrictions shall be established by the Committee at the time of grant, except that no restriction period shall be less than 12 months. During the period in which any restricted Shares are subject to forfeiture restrictions, the Committee may, in its discretion, grant to the Participant to whom such restricted Shares have been awarded, all or any of the rights of a shareholder with respect to such restricted Shares, including the right to vote such Shares and to receive dividends with respect to such Shares.
      (d) Performance Shares. Awards may be made in the form of Shares that are earned only after the attainment of predetermined performance targets as established by the Committee at the time an Award is made (“Performance Shares”). A performance target shall be based upon one or any combination of the following: (i) revenues of the Company; (ii) operating income of the Company; (iii) net income of the Company; (iv) earnings per Share; (v) the Company’s return on equity; (vi) cash flow of the Company; (vii) Company shareholder total return; (viii) return on assets; (ix) return on investment; (x) asset turnover; (xi) liquidity; (xii) capitalization; (xiii) stock price; (xiv) expenses; (xv) operating profit and margin; (xvi) retained earnings; (xvii) market share; (xviii) sales to targeted customers; (xix) customer satisfaction; (xx) quality measures; (xxi) productivity; (xxii) safety measures; or (xxiii) educational and technical skills of employees. Performance targets may also be based on the attainment of levels of performance of the Company and/or any of its affiliates or divisions under one or more of the measures described above relative to the performance of other businesses. The Committee shall be permitted to make adjustments when determining the attainment of a performance target to reflect extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in the Company’s financial statements, as long as any such adjustments are made in a manner consistent with Section 162(m) of the Code to the extent applicable. Awards of Performance Shares made to Participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and provisions of such Awards shall be interpreted in a manner consistent with that intent to the extent appropriate. The foregoing provisions of this Section 5(d) also shall be applicable to Awards of restricted Shares made under Section 5(c) to the extent such Awards of restricted Shares are subject to the financial performance of the Company. At the end of the applicable performance period, Performance Shares shall be converted into Shares (or cash or a combination of Shares and cash, as set forth in the Award Agreement) and distributed to Participants based upon the applicable performance entitlement. Award payments made in cash rather than the issuance of Shares shall not, by reason of such payment in cash, result in additional Shares being available under the Plan.
      (e) Stock Awards. Awards may be made in Shares or on a basis valued in whole or in part by reference to, or otherwise based upon, Shares. Share awards shall be subject to conditions established by the Committee and set forth in the Award Agreement.

6.	PAYMENT OF AWARDS; DEFERRALS
      Payment of Awards may be made in the form of Shares, cash or a combination of Shares and cash and may include such restrictions as the Committee shall determine, including restrictions on transfer and forfeiture provisions. With Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code including the capability to make further deferrals for payment after retirement. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Shares.

7.	TAX WITHHOLDING
      The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any Shares or cash relating to an Award made under the Plan, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to the Company Shares held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Company to retain Shares having such Fair Market Value and otherwise issuable to the Participant under the Plan.

8.	TERMINATION OF EMPLOYMENT
      If the employment of a Participant terminates for any reason, all unexercised, deferred and unpaid Awards shall be exercisable or paid in accordance with the applicable Award Agreement, which may provide that the Committee may authorize, as it deems appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

9.	NONASSIGNABILITY
      Except as may be otherwise provided in the relevant Award Agreement, no Award or any benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

10.	CHANGE IN CONTROL
      (a) In the event of a Change in Control (as defined below) of the Company, and except as the Board may expressly provide otherwise, (i) all stock options or SARs then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable, (ii) all restrictions and conditions of all Awards of restricted Shares then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Awards of Performance Shares shall be deemed to have been fully earned as of the date of the Change in Control.
      (b) A “Change in Control” of the Company shall have occurred when any of the following events shall occur:

(i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

(ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

(iii) There is a report filed or required to be filed on Schedule 13D on Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner, is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company (“Voting Stock”);

(iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

(v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (v), each Director who is first elected, or first nominated for election by the Company’s shareholders by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

      Notwithstanding the foregoing provisions of Section 10(b)(iii) or (iv) hereof, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or interest, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

11.	ADJUSTMENTS UPON CHANGES OF CAPITALIZATION
      In the event of any change in the outstanding Shares by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the number of Shares as to which Awards may be granted under the Plan, including limitations relating to incentive stock option Awards and maximum Awards to individual Participants, the number of Shares issuable pursuant to then outstanding Awards, and/or, if appropriate, the prices of Shares related to outstanding Awards, shall be appropriately and proportionately adjusted.

12.	RIGHTS OF EMPLOYEES
      Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continued employment with the Company or any subsidiary.

13.	AMENDMENT, SUSPENSION OR TERMINATION OF PLAN AND AWARDS
      The Board may amend, suspend or terminate the Plan at any time, provided that no such action shall be taken that would impair the rights under an outstanding Award without the Participant’s consent.
      The Board may amend the terms of any outstanding Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant’s consent and no such amendment shall have the effect, with respect to any employee subject to Section 162(m) of the Code, of increasing the amount of any Award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for such Participant.

14.	COMPLIANCE WITH SECTION 409A OF THE CODE
      To the extent applicable, it is intended that this Plan and any awards made hereunder comply with the provisions of Section 409A of the Code. The Plan and any award made hereunder shall be administered in a manner consistent with this intent, and any provision that would cause the Plan or any award made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consents of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

15.	GOVERNING LAW
      The Plan, together with all determinations and actions made or taken in connection therewith, to the extent not otherwise governed by the Code or other laws of the United States, shall be governed by the laws of the State of Ohio.
16.     EFFECTIVE AND TERMINATION DATES
      The Plan shall become effective on the date it is approved by the shareholders of the Company. The Plan shall continue in effect until terminated by the Board, at which time all outstanding Awards shall remain outstanding in accordance with their applicable terms and conditions.

Appendix B
PARK-OHIO HOLDINGS CORP.
ANNUAL CASH BONUS PLAN
      1. Purpose. The purpose of the Annual Cash Bonus Plan (the “Plan”) is to attract and retain key executives for Park-Ohio Holdings Corp., an Ohio corporation (the “Corporation”), and its Subsidiaries and to provide such persons with incentives for superior performance. Incentive Bonus payments made under the Plan are intended to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and the Plan shall be construed consistently with such intention.
      2. Definitions. As used in this Plan;
      “Board” means the Board of Directors of the Corporation.
      “Code” means the Internal Revenue Code of 1986, as amended from time to time.
      “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Corporation, each of whom shall qualify as an “outside director” for purposes of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.
      “Eligible Executive” means the Corporation’s Chief Executive Officer and any other executive officer of the Corporation designated by the Committee.
      “Incentive Bonus” shall mean, for each Eligible Executive, a bonus opportunity amount determined by the Committee pursuant to Section 5 below.
      “Management Objectives” means the achievement of a performance objective or objectives established pursuant to this Plan for Eligible Executives. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Eligible Executive or of the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Eligible Executive is employed. The Management Objectives shall specify certain levels of, growth in or relative peer company performance in:

(i)	earnings per share;
(ii)	return on invested capital;
(iii)	return on total capital;
(iv)	return on assets;
(v)	return on equity;
(vi)	total shareholder return;
(vii)	revenue;
(viii)	cash flow;
(ix)	net income or operating profit; and/or
(x)	productivity improvement.
      “Regulations” mean the Treasury Regulations promulgated under the Code, as amended from time to time.

      “Subsidiary” means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest.
      3. Administration of the Plan. The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to establish Management Objectives and the amount of Incentive Bonus payable to each Eligible Executive upon the achievement of the specified Management Objectives.
      4. Eligibility. Eligibility under this Plan is limited to Eligible Executives designated by the Committee in its sole and absolute discretion.
      5. Awards.
      (i) Not later than the 90th day of each fiscal year of the Corporation, the Committee shall establish the Management Objectives for each Eligible Executive and the amount of Incentive Bonus payable (or formula for determining such amount) upon full achievement of the specified Management Objectives. The Committee may further specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no Incentive Bonus payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives. The Committee may not modify any terms of awards established pursuant to this section, except to the extent that after such modification the Incentive Bonus would continue to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Code.
      (ii) The Committee retains the discretion to reduce the amount of any Incentive Bonus that would be otherwise payable to an Eligible Executive (including a reduction in such amount to zero).
      (iii) Notwithstanding any other provision of the Plan to the contrary, in no event shall the Incentive Bonus paid to an Eligible Executive under the Plan for a year exceed $3.0 million.
      6. Committee Certification. As soon as reasonably practicable after the end of each fiscal year of the Corporation, the Committee shall determine whether the Management Objective has been achieved and the amount of the Incentive Bonus to be paid to each Eligible Executive for such fiscal year and shall certify such determinations in writing.
      7. Payment of Incentive Bonuses. Subject to a valid election made by an Eligible Executive with respect to the deferral of all or a portion of his or her Incentive Bonus, Incentive Bonuses shall be paid within 30 days after written certification pursuant to Section 6, but in no event later than two and a half months from the end of the Corporation’s fiscal year.
      8. No Right to Bonus or Continued Employment. Neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Corporation, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Corporation or any Subsidiary of the Corporation.
      9. Withholding. The Corporation shall have the right to withhold, or require an Eligible Executive to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus.
      10. Nontransferability. Except as expressly provided by the Committee, the rights and benefits under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.

B-2

      11. Effective Date. Subject to its approval by the shareholders, this Plan shall become effective March 31, 2006, and shall remain effective until the first shareholders’ meeting in 2011, subject to any further shareholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m) of the Code, and subject to the right of the Board to terminate the Plan, on a prospective basis only, at any time.

B-3

c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301

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PARK-OHIO HOLDINGS CORP.	CONFIDENTIAL VOTING INSTRUCTIONS

CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
To Charles Schwab Retirement Plan Services, Trustee of the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries (the “Plan”): The undersigned, a participant in the Plan, hereby directs the Trustee to vote in person or by proxy (a) all common shares of Park-Ohio Holdings Corp. credited to the undersigned’s account under the Plan on the record date (“allocated shares”); and (b) the proportionate number of common shares of Park-Ohio Holdings Corp. allocated to the accounts of other participants in the Plan, but for which the Trustee does not receive valid voting instructions (“non-directed shares”) and as to which the undersigned is entitled to direct the voting in accordance with the Plan provisions at the annual meeting of shareholders of Park-Ohio Holdings Corp. to be held at The Cleveland Botanical Garden, 11030 East Boulevard, Cleveland, Ohio 44106, on May 25, 2006, and any and all adjournments, postponements, or continuations thereof. Under the Plan, shares allocated to the accounts of participants for which the Trustee does not receive timely directions in the form of a signed voting instruction card are voted by the Trustee as directed by the participants who timely tender a signed voting instruction card. By completing this Confidential Voting Instruction Form and returning it to the Trustee, you are authorizing the Trustee to vote allocated shares and a proportionate amount of the non-directed shares held in the Plan. The number of non-directed shares for which you may instruct the Trustee to vote will depend on how many other participants exercise their right to direct the voting of their allocated shares. Any participant wishing to vote the non-directed shares differently from the allocated shares may do so by requesting a separate voting instruction form from the Trustee at 800-724-7526.

DATE:	, 2006

(Sign here)
NOTE: Please sign exactly as name appears hereon.

Directions to The Cleveland Botanical Garden, 11030 East Boulevard, Cleveland, Ohio 44106
From the East Side Via Interstate 90 Westbound
•	Traveling Interstate 90 Westbound, exit at Martin Luther King Boulevard. Turn left on MLK Boulevard
•	Travel the length of MLK (3.6 miles). At the intersection of MLK and East 105th, half-circle the traffic rotary and continue on East Boulevard.
•	Travel 0.5 miles on East Boulevard.
•	At the intersection of East Boulevard and Wade Oval Drive, turn right onto Wade Oval Drive. (After you make the turn, onto Wade Oval Drive, the Cleveland Museum of Art will be on your immediate left. Cleveland Botanical Garden will be on your immediate right.)
From the West and South Sides Via Interstates 71 Northbound, 77 Northbound and 90 Eastbound
•	As you enter the downtown district, Interstates 71 North and 77 North become Interstate 90 East. (The downtown skyline and Jacobs Field will be on your right.) Remain on Interstate 90 East, move to the second lane from the curb, and travel 1.7 miles.
•	Exit Chester Avenue. Travel 2.8 miles on Chester Avenue. As you cross East 105th Street, you enter Cleveland’s University Circle district.
•	At the intersection of Chester and Euclid Avenue, turn left. Travel 400 feet on Euclid Avenue.
•	At the intersection of Euclid Avenue and East Boulevard, turn left onto East Boulevard (After you make the turn onto East Boulevard, Severance Hall, home of the Cleveland Orchestra, will be on your immediate right. The Cleveland Museum of Art will be on your immediate left.)
•	Travel 0.3 miles on East Boulevard. At the intersection of East Boulevard and Wade Oval Drive, turn left onto Wade Oval Drive. (After you make the turn onto Wade Oval Drive, the Cleveland Museum of Art will be on your immediate left. Cleveland Botanical Garden will be on your immediate right.)
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Confidential Voting Instruction Form
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES BELOW, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS FORM. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.
If This Confidential Voting Instruction Form Is Properly Executed And Returned, Shares Represented Hereby Will Be Voted In The Manner Specified By The Participant.

1.	THE ELECTION OF DIRECTORS

☐	FOR all nominees listed below	☐	WITHHOLD Authority
	(except as otherwise marked below)		to vote for all nominees listed below

Matthew V. Crawford	Kevin R. Greene	Ronna E. Romney
(Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee’s name)
2.	TO APPROVE THE AMENDMENT OF THE PARK-OHIO HOLDINGS CORP. AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	TO APPROVE THE PARK-OHIO HOLDINGS CORP. ANNUAL CASH BONUS PLAN.

☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.
(Continued, and to be signed on reverse)

c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301

If voting by mail, Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

PARK-OHIO HOLDINGS CORP.	PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Patrick V. Auletta and James W. Wert or either of them, are hereby authorized, with full power of substitution, to represent and vote the Common Stock of the undersigned at the annual meeting of shareholders of Park-Ohio Holdings Corp. to be held at The Cleveland Botanical Garden, 11030 East Boulevard, Cleveland, Ohio 44106, on May 25, 2006, and any and all adjournments, postponements or continuations thereof.

DATE:	, 2006

(Sign here)
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Directions to The Cleveland Botanical Garden, 11030 East Boulevard, Cleveland, Ohio 44106
From the East Side Via Interstate 90 Westbound
•	Traveling Interstate 90 Westbound, exit at Martin Luther King Boulevard. Turn left on MLK Boulevard
•	Travel the length of MLK (3.6 miles). At the intersection of MLK and East 105th, half-circle the traffic rotary and continue on East Boulevard.
•	Travel 0.5 miles on East Boulevard.
•	At the intersection of East Boulevard and Wade Oval Drive, turn right onto Wade Oval Drive. (After you make the turn, onto Wade Oval Drive, the Cleveland Museum of Art will be on your immediate left. Cleveland Botanical Garden will be on your immediate right.)
From the West and South Sides Via Interstates 71 Northbound, 77 Northbound and 90 Eastbound
•	As you enter the downtown district, Interstates 71 North and 77 North become Interstate 90 East. (The downtown skyline and Jacobs Field will be on your right.) Remain on Interstate 90 East, move to the second lane from the curb, and travel 1.7 miles.
•	Exit Chester Avenue. Travel 2.8 miles on Chester Avenue. As you cross East 105th Street, you enter Cleveland’s University Circle district.
•	At the intersection of Chester and Euclid Avenue, turn left. Travel 400 feet on Euclid Avenue.
•	At the intersection of Euclid Avenue and East Boulevard, turn left onto East Boulevard (After you make the turn onto East Boulevard, Severance Hall, home of the Cleveland Orchestra, will be on your immediate right. The Cleveland Museum of Art will be on your immediate left.)
•	Travel 0.3 miles on East Boulevard. At the intersection of East Boulevard and Wade Oval Drive, turn left onto Wade Oval Drive. (After you make the turn onto Wade Oval Drive, the Cleveland Museum of Art will be on your immediate left. Cleveland Botanical Garden will be on your immediate right.)
ê Please fold and detach card at perforation before mailing. ê

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES BELOW, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

P
R
O
X
Y
If this Proxy is properly executed and returned, shares represented hereby will be voted in the manner specified by the shareholder. If no specification is made, shares will be voted FOR the election of the persons nominated as directors pursuant to the Proxy Statement and FOR Proposals 2 and 3.
1.	THE ELECTION OF DIRECTORS

☐	FOR all nominees listed below	☐	WITHHOLD Authority
	(except as otherwise marked below)		to vote for all nominees listed below

Matthew V. Crawford	Kevin R. Greene	Ronna E. Romney
(Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee’s name)
2.	TO APPROVE THE AMENDMENT OF THE PARK-OHIO HOLDINGS CORP. AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	TO APPROVE THE PARK-OHIO HOLDINGS CORP. ANNUAL CASH BONUS PLAN.

☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.
(Continued, and to be signed on reverse)